UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 21, 2011
CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-7784 (Commission File Number)	72-0651161 (IRS Employer Identification No.)
Qwest Communications International Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15577 (Commission File Number)	84-1339282 (IRS Employer Identification No.)
Qwest Corporation
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	001-03040 (Commission File Number)	84-0273800 (IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices of each Registrant)	(Zip Code of each Registrant)
(318) 388-9000
(Telephone number, including area code, of each Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On September 21, 2011, Qwest Corporation (“QC”), an indirect wholly owned subsidiary of both CenturyLink, Inc. (“CenturyLink”) and CenturyLink’s wholly owned subsidiary, Qwest Communications International Inc. (“QCII”), publicly sold $575,000,000 aggregate principal amount of its 7.50% Notes due 2051 (the “Notes”), including $75,000,000 principal amount that was sold pursuant to an over-allotment option granted to the underwriters for the transaction.
     The public offering price of the Notes was 100% of the principal amount. After deducting underwriting discounts and QC’s estimated expenses, QC expects to receive net proceeds from the sale of approximately $557 million. QC expects to use the net proceeds from this offering to redeem in October 2011 $550 million of the $1.5 billion aggregate principal amount of QC’s outstanding 8.875% Notes due March 15, 2012, and to pay all related fees and expenses.
     QC sold the Notes pursuant to an underwriting agreement dated September 14, 2011 among QC and the underwriters listed therein (the “Underwriting Agreement”), and a related price determination agreement dated September 14, 2011 among the same parties (the “Price Determination Agreement”). The Notes have been registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-156101-03), filed by QCII, QC and certain of their affiliates with the Securities and Exchange Commission on December 12, 2008, as supplemented by a prospectus supplement dated September 14, 2011 (together, the “Registration Statement”).
     QC issued the Notes pursuant to an indenture dated as of October 15, 1999 between QC and Bank of New York Trust Company, National Association (as successor in interest to Bank One Trust Company, National Association), as heretofore amended and supplemented, including by the Eighth Supplemental Indenture between QC and U.S. Bank National Association, as trustee, dated as of September 21, 2011 (the “Supplemental Indenture”). The Notes are listed for trading on the New York Stock Exchange. QC will pay interest on the Notes quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning December 15, 2011. QC may redeem the Notes, in whole or in part, at any time on and after September 15, 2016 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date. The Notes are QC’s senior unsecured obligations and will rank senior to any of its future subordinated debt and rank equally in right of payment with all of its existing and future unsecured and unsubordinated debt.
     The above descriptions are qualified in their entirety by reference to the Underwriting Agreement, the Price Determination Agreement, the form of the Supplemental Indenture and the form of the Notes, copies of which are filed as exhibits hereto and incorporated herein by reference. Each of these exhibits (as well as the opinion of counsel also filed as an exhibit hereto), is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
     The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, QCII and QC have duly caused this current report to be signed on their behalf by the undersigned hereunto duly authorized.

CenturyLink, Inc.
	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary
Qwest Communications International Inc.

	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Assistant Secretary
Qwest Corporation

	By:	/s/ Stacey W. Goff
Stacey W. Goff
Dated: September 21, 2011		Executive Vice President and General Counsel

Exhibit Index

Exhibit No.*	Description
1.1	Underwriting Agreement, dated September 14, 2011, by and between Qwest Corporation and the underwriters named therein.

1.2	Price Determination Agreement, dated September 14, 2011, by and between Qwest Corporation and the underwriters named therein.

(4.1)	Form of Eighth Supplemental Indenture, dated September 21, 2011, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Qwest Corporation’s Form 8-A filed September 20, 2011, File No. 001-03040).

(4.2)	Form of 7.50% Note due 2051 (included in Exhibit 4.1).

5.1	Opinion of Margaret McCandless, Associate General Counsel of CenturyLink, Inc.

23.1	Consent of Margaret McCandless (included in Exhibit 5.1).

*	Previously filed documents are denoted by “( ).”

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